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                                   EXHIBIT 12(a)
                      WELLS FARGO & COMPANY AND SUBSIDIARIES
                COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES




                                                                          Year ended December 31,
                                 ___________________________________________________________________________________________________
(in millions)                      1993           1992                1991                1990                1989
Earnings, including
  interest on
  deposits(1):
Income before
  income tax expense           $  1,038           $    500            $     54            $  1,196            $  1,001
Fixed charges                     1,157              1,505               2,504               2,784               2,759
                               ________           ________            ________            ________            ________
                               $  2,195           $  2,005            $  2,558            $  3,980            $  3,760
                               ________            ________           ________            ________            ________

                               ________            ________           ________            ________            ________
Fixed charges(1):
  Interest expense             $  1,104           $  1,454            $  2,452            $  2,737            $  2,712
  Estimated interest
   component of net
   rental expense                    53                 51                  52                  47                  47
                               ________           ________            ________            ________            ________
                               $  1,157           $  1,505            $  2,504            $  2,784            $  2,759
                               ________           ________            ________            ________            ________
                               ________           ________            ________            ________            ________
Ratio of earnings to
  fixed charges(2)                 1.90               1.33                1.02                1.43                1.36
                               ________           ________            ________            ________            ________
                               ________           ________            ________            ________            ________


Earnings, excluding
interest on deposits:
  Income before income
   tax expense                 $  1,038           $    500            $     54            $  1,196            $  1,001
  Fixed Charges                     294                320                 539                 839                 949
                               ________           ________            ________            _______             ________
                               $  1,332           $    820            $    593            $  2,035            $  1,950
                               ________           ________            ________            ________            ________
                               ________           ________            ________            ________            ________

Fixed Charges:
  Interest Expense             $  1,104           $  1,454            $  2,452            $  2,737            $  2,712
  Less interest on
   deposits                        (863)            (1,185)             (1,965)             (1,945)             (1,810)
  Estimated interest
  component of net
  rental expense                     53                 51                  52                  47                  47
                               ________           ________            ________            ________            ________
                               $    294           $    320            $    539            $    839            $    949
                               ________           ________            ________            ________            ________
                               ________           ________            ________            ________            ________

Ratio of earnings to
  fixed charges                    4.53               2.56                1.10                2.42                2.05
                               ________           ________            ________            ________            ________

                               ________           ________            ________            ________            ________

(1)  As defined in Item 503(d) of Regulation S-K.
(2) These computations are included herein in compliance with Securities and Exchange Commission regulations. However, management believes that fixed charge ratios are not meaningful measures for the business of the Company because of two factors. First, even if there were no change in net income, the ratios would decline with an increase in the proportion of income which is tax-exempt or, conversely, they would increase with a decrease in the proportion of income which is tax-exempt. Second, even if there were no change in net income, the ratios would decline if interest income and interest expense increase by the same amount due to an increase in the level of interest rates or, conversely, they would increase if interest income and interest expense decrease by the same amount due to a decrease in the level of interest rates.
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                                 II-5

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